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                           SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 [Amendment No. ______]


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     14a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

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                      [LETTERHEAD OF SAFETY-KLEEN CORP.]


FOR IMMEDIATE RELEASE                                      Contact: Maureen Fisk
                                                                    847/468-2452


                          SAFETY-KLEEN BOARD CONFIRMS
                   RECOMMENDATION OF SK PARENT CORP. MERGER

     March 9, 1998--Elgin, IL--Safety-Kleen Corp. today announced that its Board of Directors met on Saturday, March 7 and unanimously confirmed their strong recommendation that shareholders vote in favor of the $27 per share all cash offer of SK Parent Corp. at today's special shareholders' meeting.

     In making its recommendation, the Board reviewed reports by management and others involved in soliciting votes for the SK Parent transaction and its continuing concerns regarding the uncertain value of Laidlaw Environmental's common stock, including the Board's belief that:

     . The greater certainty of $27 per share, all cash, is preferable to the risks of continuing market fluctuation of LLE's stock.

     . Safety-Kleen's and LLE's businesses are basically incompatible and the synergies necessary to make LLE's transaction non-dilutive to LLE's earnings per share cannot be achieved without significantly reducing Safety-Kleen's service quality, revenue and profit.

     . The future growth of the combined businesses will be burdened by the need to service approximately $2.3 billion in debt.

     . The market will not be able to absorb the issuance of up to 162 million additional shares by LLE without driving down its share price.

     The Board urges all shareholders to take the opportunity today to secure the $27 per share all cash merger proposal from SK Parent.

     Safety-Kleen is an environmental and industrial service company dedicated to helping nearly 400,000 industrial and automotive customers recycle and process their waste streams.


                                     -END-